EXHIBIT 4.1

EXECUTION VERSION

CHECKPOINT SYSTEMS, INC.

$25,000,000 4.00% Series A Senior Secured Notes due July 22, 2015
$25,000,000 4.38% Series B Senior Secured Notes due July 22, 2016
$25,000,000 4.75% Series C Senior Secured Notes due July 22, 2017

$125,000,000

Private Shelf Facility

______________

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

______________

Dated July 22, 2010

1.	AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTY AGREEMENT; SECURITY FOR THE NOTES	1

Section 1.1.	Authorization of Issue of 2010 Notes	1

Section 1.2.	Authorization of Issue of Shelf Notes	1

Section 1.3.	Subsidiary Guaranty Agreement	2

Section 1.4.	Security for the Notes	2

2.	SALE AND PURCHASE OF NOTES	2

Section 2.1.	Sale and Purchase of 2010 Notes	2

Section 2.2.	Sale and Purchase of Shelf Notes	2

3.	CLOSING	6

Section 3.1.	2010 Notes Closing	6

Section 3.2.	Facility Closings	6

Section 3.3.	Rescheduled Facility Closings	6

4.	CONDITIONS TO CLOSING	7

Section 4.1.	Conditions to 2010 Notes Closing	7

Section 4.2.	Conditions to Each Subsequent Closing	10

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	13

Section 5.1.	Organization; Power and Authority	13

Section 5.2.	Authorization, Etc.	13

Section 5.3.	Disclosure	13

Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates	14

Section 5.5.	Financial Statements; Material Liabilities	14

Section 5.6.	Compliance with Laws, Other Instruments, Etc.	15

Section 5.7.	Governmental Authorizations, Etc.	15

Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders	15

Section 5.9.	Taxes	15

Section 5.10.	Title to Property; Leases	16

Section 5.11.	Licenses, Permits, Etc.	16

Section 5.12.	Compliance with ERISA	16

Section 5.13.	Private Offering by the Company	17

Section 5.14.	Use of Proceeds; Margin Regulations	17

Section 5.15.	Existing Indebtedness; Future Liens	18

Section 5.16.	Foreign Assets Control Regulations, Etc.	18

Section 5.17.	Status under Certain Statutes	18

Section 5.18.	Environmental Matters	18

Section 5.19.	Collateral	19

6.	REPRESENTATIONS OF THE PURCHASERS	20

Section 6.1.	Purchase for Investment	20

Section 6.2.	Source of Funds	20

Section 6.3.	Investor Status	21

Section 6.4.	Offering Representations	21

Section 6.5.	Legend	22

7.	INFORMATION AS TO COMPANY	22

Section 7.1.	Financial and Business Information	22

Section 7.2.	Officer’s Certificate; Other Information	24

Section 7.3.	Visitation	26

8.	PAYMENT AND PREPAYMENT OF THE NOTES	27

Section 8.1.	Maturity	27

Section 8.2.	Optional Prepayments with Make-Whole Amount	27

Section 8.3.	Allocation of Partial Prepayments	27

Section 8.4.	Maturity; Surrender, Etc.	27

Section 8.5.	Purchase of Notes	28

Section 8.6.	Make-Whole Amount	28

9.	AFFIRMATIVE COVENANTS	29

Section 9.1.	Compliance with Law	29

Section 9.2.	Insurance	29

Section 9.3.	Maintenance of Properties	30

Section 9.4.	Payment of Taxes and Claims	30

Section 9.5.	Corporate Existence, Etc.	30

Section 9.6.	Books and Records	30

Section 9.7.	Additional Subsidiary Guarantors	30

Section 9.8.	Financial Covenants	31

Section 9.9.	Pledged Assets	31

10.	NEGATIVE COVENANTS	32

Section 10.1.	Indebtedness	32

Section 10.2.	Liens	33

Section 10.3.	Nature of Business	33

Section 10.4.	Mergers and Sale of Assets	33

Section 10.5.	Investments	35

Section 10.6.	Transactions with Affiliates	36

Section 10.7.	Fiscal Year; Organizational Documents; Material Contracts	36

Section 10.8.	Limitation on Restricted Actions	37

Section 10.9.	Restricted Payments	37

Section 10.10.	Sale Leasebacks	38

Section 10.11.	No Further Negative Pledge	38

Section 10.12.	Ownership of Subsidiaries	38

Section 10.13.	Restrictive Terms	38

Section 10.14.	Terrorism Sanctions Regulations	39

11.	EVENTS OF DEFAULT	39

12.	REMEDIES ON DEFAULT, ETC.	42

Section 12.1.	Acceleration	42

Section 12.2.	Other Remedies	42

Section 12.3.	Rescission	43

Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc.	43

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES	43

Section 13.1.	Registration of Notes	43

Section 13.2.	Transfer and Exchange of Notes	43

Section 13.3.	Replacement of Notes	44

14.	PAYMENTS ON NOTES	45

Section 14.1.	Place of Payment	45

Section 14.2.	Home Office Payment	45

15.	EXPENSES, ETC.	45

Section 15.1.	Transaction Expenses	45

Section 15.2.	Survival	46

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	46

17.	AMENDMENT AND WAIVER	46

Section 17.1.	Requirements	46

Section 17.2.	Solicitation of Holders of Notes	47

Section 17.3.	Binding Effect, Etc.	48

Section 17.4.	Notes Held by Company, Etc.	48

18.	NOTICES; ENGLISH LANGUAGE	48

19.	REPRODUCTION OF DOCUMENTS	49

20.	CONFIDENTIAL INFORMATION	49

21.	SUBSTITUTION OF PURCHASER	50

22.	MISCELLANEOUS	51

Section 22.1.	Successors and Assigns	51

Section 22.2.	Payments Due on Non-Business Days	51

Section 22.3.	Accounting Terms	51

Section 22.4.	Severability	52

Section 22.5.	Construction, Etc.	52

Section 22.6.	Counterparts	52

Section 22.7.	Governing Law	53

Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	53

Section 22.9.	Intercreditor Agreement Acknowledgment	54

Schedule A                               --           Information Relating to Purchasers

Schedule B                               --           Defined Terms

Schedule 5.4                             --           Organization and Ownership of Shares of Subsidiaries; Affiliates

Schedule 5.15                           --           Existing Debt

Schedule 10.5(e)                      --           Existing Investments

Exhibit 1.1(a)                             --          Form of 4.00% Series A Senior Secured Note due July 22, 2015

Exhibit 1.1(b)                            --           Form of 4.38% Series B Senior Secured Note due July 22, 2016

Exhibit 1.1(c)                             --           Form of 4.75% Series C Senior Secured Note due July 22, 2017

Exhibit 1.2                                 --           Form of Shelf Note

Exhibit 1.3                                 --           Form of Subsidiary Guaranty Agreement

Exhibit 1.4                                 --           Form of Pledge Agreement

Exhibit 2                                    --           Form of Request for Purchase

Exhibit 3                                    --           Form of Confirmation of Acceptance

Exhibit 4.1(d)(i)(A)                   --          Form of Opinion of Special Counsel for the Credit Parties

Exhibit 4.1(d)(i)(B)                   --           Form of Opinion of General Counsel for the Company

Exhibit 4.1(d)(ii)                        --          Form of Opinion of Special Counsel for the Purchasers

Exhibit 4.1(e)                             --           Form of Intercreditor Agreement

Checkpoint Systems, Inc.
101 Wolf Drive
Thorofare, New Jersey 08086

$25,000,000 4.00% Series A Senior Secured Notes due July 22, 2015
$25,000,000 4.38% Series B Senior Secured Notes due July 22, 2016
$25,000,000 4.75% Series C Senior Secured Notes due July 22, 2017

$125,000,000 Private Shelf Facility

July 22, 2010

To Each of the Purchasers Listed in
Schedule A hereto (each a “2010 Purchaser”)

To Prudential Investment Management, Inc. (“Prudential”)
         and each other Prudential Affiliate which becomes
         bound by this agreement as hereinafter
         provided (together with the 2010 Purchasers, each,
         a “Purchaser” and collectively, the “Purchasers”):

Ladies and Gentlemen:

Checkpoint Systems, Inc., a Pennsylvania corporation (the “Company”), agrees with Prudential and each of the Purchasers as follows:

1.	AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTY AGREEMENT; SECURITY FOR THE NOTES.

Section 1.1.   Authorization of Issue of 2010 Notes.  The Company will authorize the issue and sale of (a) $25,000,000 aggregate principal amount of its 4.00% Series A Senior Secured Notes due July 22, 2015 (the “Series A Notes”), (b) $25,000,000 aggregate principal amount of its 4.38% Series B Senior Secured Notes due July 22, 2016 (the “Series B Notes”), (c) $25,000,000 aggregate principal amount of its 4.75% Series C Senior Secured Notes due July 22, 2017 (the “Series C Notes” and together with the Series A Notes and the Series B Notes, collectively, the “2010 Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Series A Notes, the Series B Notes and the Series C Notes shall be substantially in the forms set out in Exhibit 1.1(a), Exhibit 1.1(b) and Exhibit1.1(c), respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2.   Authorization of Issue of Shelf Notes.  The Company will authorize the issue of its additional senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 13) in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 10 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 7 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.2(e), to be substantially in the form of Exhibit 1.2 attached hereto.  The terms “Note” and “Notes” as used herein shall include each 2010 Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.  Notes which have (a) the same final maturity, (b) the same principal prepayment dates, (c) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate, (e) the same interest payment periods, (f) the same currency specification and (g) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.

Section 1.3.   Subsidiary Guaranty Agreement.  The payment of the principal of, interest on, Make-Whole Amounts, if any, with respect to the Notes and the performance by the Company of its obligations under this Agreement shall be guaranteed by certain Domestic Subsidiaries pursuant to a subsidiary guaranty agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty Agreement”) substantially in the form of Exhibit 1.3 hereto.

Section 1.4.   Security for the Notes.  The Notes will be secured by the Collateral on the terms set forth in the Security Documents, including, without limitation, that certain Amended and Restated Pledge Agreement, dated the 2010 Notes Closing Date, among certain Credit Parties and the Collateral Agent in the form of Exhibit 1.4 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”).

2.	SALE AND PURCHASE OF NOTES.

Section 2.1.   Sale and Purchase of 2010 Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each 2010 Purchaser and each such 2010 Purchaser will purchase from the Company, at the Closing provided for in Section 3.1, the 2010 Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.   Sale and Purchase of Shelf Notes.

(a) Facility.  Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement.  The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”.  At any time, the aggregate principal amount of Shelf Notes stated in Section 1.2, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.  NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(b) Issuance Period.  Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a New York Business Day, the New York Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day).  The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

(c) Request for Purchase.  The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”).  Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annually in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that, except as noted in the Request for Purchase, the representations and warranties contained in Section 5 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit 2 attached hereto.  Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by Prudential.

(d) Rate Quotes.  Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.2(c), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the principal amounts, maturities and principal prepayment schedules of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”).  Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

(e) Acceptance.  Within the Acceptance Window for each Quotation, an Authorized Officer of the Company may by telephone or telecopier, subject to Section 2.2(f), elect to accept on behalf of the Company such Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”).  The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes.  Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation.  Subject to Section 2.2(f) and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes.  As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 3 attached hereto (herein called a “Confirmation of Acceptance”).  If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

(f) Market Disruption.  Notwithstanding the provisions of Section 2.2(e), any Quotation provided pursuant to Section 2.2(d) shall expire if prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2.2(e), the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives.  No purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation.  If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.2(f) are applicable with respect to such Acceptance.

(g) Fees.

(i) Structuring Fee.  In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds the Structuring Fee referred to in the Fee Letter.

(ii) Issuance Fee.  The Company will pay to each Purchaser in immediately available funds the Issuance Fee referred to in the Fee Letter (herein called the “Issuance Fee”) on each Closing Day (other than the 2010 Notes Closing Date).

(iii) Delayed Delivery Fee.  If the closing of the purchase and sale of any Accepted Note is cancelled or delayed for any reason beyond the original Closing Day (or any agreed upon extension thereof) for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date in respect of such Accepted Note or actual closing date of such purchase and sale, an amount (herein called the “Delayed Delivery Fee”) equal to the product of (A) the amount reasonably determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, such Cancellation Date or the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, as the case may be, (B) the principal amount of such Accepted Note, and (C) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360.  In no case shall the Delayed Delivery Fee be less than zero.  Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.3.

(iv) Cancellation Fee.  If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.2(e) or the penultimate sentence of Section 3.3 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (or any agreed upon extension thereof) (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) equal to the product of (A) the principal amount of such Accepted Note and (B) the quotient (expressed in decimals) obtained by dividing (1) the excess of the ask price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) in respect of such Accepted Note on the Cancellation Date over the bid price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) in respect of such Accepted Note on the Acceptance Day for such Accepted Note by (2) such bid price, with the foregoing bid and ask prices as reported on Tradeweb, or if such information ceases to be available on Tradeweb, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place.  In no case shall the Cancellation Fee be less than zero.

3.	CLOSING.

Section 3.1.   2010 Notes Closing.  The sale and purchase of the 2010 Notes to be purchased by each 2010 Purchaser shall occur at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 A.M., New York City local time, at a closing (the “2010 Notes Closing”) on July 22, 2010 or on such other Business Day thereafter on or prior to July 29, 2010 as may be agreed upon by the Company and the 2010 Purchasers (the day of the 2010 Notes Closing hereinafter referred to as the “2010 Notes Closing Date”).  At the 2010 Notes Closing the Company will deliver to each 2010 Purchaser the 2010 Notes to be purchased by such Purchaser in the form of a single Note of each Series (or such greater number of Notes of each such Series in denominations of at least $100,000 as such Purchaser may request) dated the date of the 2010 Notes Closing and registered in such Purchaser’s name (or in the name of its nominee),  against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as set forth in the Account Designation Notice.  If at the 2010 Notes Closing the Company shall fail to tender such Notes to any 2010 Purchaser as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.  The 2010 Notes Closing and each Shelf Closing are hereafter sometimes each referred to as a “Closing”.

Section 3.2.   Facility Closings.  Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, Attention:  Law Department, or at such other place pursuant to the directions of Prudential, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in denominations of at least $100,000 as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes.

Section 3.3.   Rescheduled Facility Closings.  If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (a) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.2(g)(iii) or (b) such closing is to be canceled.  In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled.  Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

4.	CONDITIONS TO CLOSING.

Section 4.1.   Conditions to 2010 Notes Closing.  Each 2010 Purchaser’s obligation to purchase and pay for the Notes to be sold to such 2010 Purchaser at the 2010 Notes Closing for such Notes is subject to the fulfillment to such 2010 Purchaser’s satisfaction, prior to or at such 2010 Notes Closing, of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company in this Agreement and of the Credit Parties in the other Financing Documents shall be correct when made and at the time of the 2010 Notes Closing.

(b) Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement, and the Credit Parties shall have performed and complied with all agreements and conditions contained in the other Financing Documents, in each case as required to be performed or complied with by it or such Credit Party, as the case may be, prior to or at the 2010 Notes Closing and after giving effect to the issue and sale of the 2010 Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since June 30, 2010 that would have been prohibited by Sections 10.4, 10.5, 10.6 or 10.9 had such Sections applied since such date.

(c) Compliance Certificates.

(i) Officer’s Certificate.  The Company shall have delivered to such 2010  Purchaser an Officer’s Certificate, dated the 2010 Notes Closing Date, certifying that the conditions specified in Sections 4.1(a), 4.1(b) and 4.1(l) have been fulfilled.

(ii) Secretary’s or Director’s Certificate.  Each Credit Party shall have delivered to such 2010 Purchaser a certificate of such Credit Party’s Secretary or an Assistant Secretary or a Director or other appropriate person, dated the 2010 Notes Closing Date, (A) attaching certified copies of the articles or certificate of incorporation (or similar charter documents) and by-laws, operating agreement or partnership agreement, as applicable, of such Credit Party, (B) certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Credit Party is a party and (C) certifying the names and true signatures of the officers of such Credit Party authorized to sign the Financing Documents to which such Credit Party is a party.

(d) Opinions of Counsel.  Such 2010 Purchaser shall have received opinions in form and substance satisfactory to such 2010 Purchaser, dated the date of such Closing (i) (A) from Stradley, Ronon, Stevens & Young LLP, special counsel for the Credit Parties, substantially in the form set forth in Exhibit 4.1(d)(i)(A) and covering such other matters incident to the transactions contemplated hereby as such 2010 Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the 2010 Purchasers), and (B) from John R. Van Zile, General Counsel of the Company and counsel to the Subsidiary Guarantors, substantially in the form set forth in Exhibit 4.1(d)(i)(B) and covering such other matters incident to the transactions contemplated hereby as such 2010 Purchaser or its counsel may reasonably request, and (ii) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1(d)(ii) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

(e) Other Documents.  Such 2010 Purchaser shall have received the following documents, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such 2010 Purchaser, and in full force and effect as of the 2010 Notes Closing Date:

(i) the Subsidiary Guaranty Agreement;

(ii) the Pledge Agreement together with stock or membership certificates, if any, evidencing the Equity Interests pledged to the Collateral Agent pursuant to the Pledge Agreement and undated stock or transfer powers duly executed in blank; and

(iii) the Collateral Agency and Intercreditor Agreement, dated the 2010 Notes Closing Date, among Wells Fargo Bank, National Association, as administrative agent and collateral agent, and each 2010 Purchaser, in the form of Exhibit 4.1(e) (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”).

(f) Credit Agreement.  The Bank Credit Agreement and the other Bank Credit Documents shall have been executed and delivered, shall contain terms and conditions reasonably satisfactory to the 2010 Purchasers and the Credit Parties shall have satisfied the conditions precedent to the making of the initial Loans (as defined in the Bank Credit Agreement) other than the effectiveness of this Agreement.  Each 2010 Purchaser shall have received true and complete copies of the Bank Credit Agreement and each certificate, opinion or other writing then or theretofore delivered to any party to the Bank Credit Agreement in respect of the satisfaction of such conditions precedent (without duplication as to conditions specifically set forth in this Section 4.1).

(g) Other Actions.

(i) Such 2010 Purchaser shall have received completed UCC searches, not earlier than 60 days prior to the 2010 Notes Closing Date, for each Credit Party; and

(ii) All actions necessary to perfect (and to maintain perfection of) the Liens of the Collateral Agent in the Collateral (including, without limitation, the filing of all appropriate financing statements and the recording of all appropriate documents with appropriate governmental authorities) shall have been taken in accordance with the terms and provisions of the Pledge Agreement.  The Liens of the Collateral Agent in the Collateral shall be valid and enforceable and the Collateral shall be subject to no other Liens, other than Liens described in clause (a) of the definition of Permitted Liens.  All recording, subscription and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings shall have been paid, or caused to be paid, in full by the Company to the extent then required in accordance with the terms of the Pledge Agreement.

(h) Purchase Permitted By Applicable Law, Etc.  On the 2010 Notes Closing Date such 2010 Purchaser’s purchase of 2010 Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such 2010 Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such 2010 Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such 2010 Purchaser, such 2010 Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such 2010 Purchaser may reasonably specify to enable such 2010 Purchaser to determine whether such purchase is so permitted.

(i) Sale of Other Notes.  Contemporaneously with the 2010 Notes Closing the Company shall sell to each other 2010 Purchaser and each other 2010 Purchaser shall purchase the 2010 Notes to be purchased by it at the 2010 Notes Closing as specified in Schedule A attached hereto.

(j) Payment of Fees.

(i) Without limiting the provisions of Section 15.1, the Company shall have paid to Prudential and each 2010 Purchaser on or before the 2010 Notes Closing any fees due it pursuant to or in connection with this Agreement, including the Structuring Fee, any Issuance Fee and any Delayed Delivery Fee.

(ii) Without limiting the provisions of Section 15.1, the Company shall have paid on or before the 2010 Notes Closing the fees, charges and disbursements of the 2010 Purchasers’ special counsel referred to in Section 4.1(d)(ii) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the 2010 Notes Closing.

(k) Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of the 2010 Notes.

(l) Changes in Corporate Structure.  Following the date of the most recent financial statements referred to in Section 5.5, the Company shall not have changed its jurisdiction of incorporation and prior to the 2010 Notes Closing, the Company shall not have been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.

(m) Funding Instructions.  At least three Business Days prior to the date of the 2010 Notes Closing, each 2010 Purchaser shall have received written instructions (the “Account Designation Notice”) signed by a Responsible Officer on letterhead of the Company confirming (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the 2010 Notes is to be deposited.

(n) Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such 2010 Purchaser and its special counsel, and such 2010 Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such 2010 Purchaser or such special counsel may reasonably request.

Section 4.2.   Conditions to Each Subsequent Closing.  The obligation of any Purchaser to purchase and pay for any Shelf Notes following the 2010 Notes Closing Date is subject to the satisfaction, on or before the Closing Day for such Shelf Notes, of the following conditions:

(a) Certain Documents.  Such Purchaser shall have received the following, each dated the applicable Closing Day:

(i) The Shelf Note(s) to be purchased by such Purchaser;

(ii) an Officer’s Certificate certifying that the conditions specified in Sections 4.2(c) and 4.2(d) have been fulfilled;

(iii) a certificate of each Credit Party’s Secretary or an Assistant Secretary or a Director or other appropriate person (A) either (1) attaching certified copies of the articles or certificate of incorporation (or similar charter documents) and by-laws, operating agreement or partnership agreement, as applicable, of such Credit Party or (2) certifying that no changes have been made to the copies delivered under this Agreement since the 2010 Notes Closing Date, (B) certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Credit Party is a party and, in the case of the Company, the authorization, execution and delivery of the Shelf Notes and (C) certifying the names and true signatures of the officers of such Credit Party authorized to sign the Financing Documents to which such Credit Party is a party and, in the case of the Company, the Shelf Notes;

(iv) a confirmation of subsidiary guaranty agreement, in form and substance satisfactory to the Purchasers, executed by each Subsidiary Guarantor;

(v) a favorable opinion of Stradley, Ronon, Stevens & Young LLP, special counsel for the Credit Parties (or such other counsel designated by the Credit Parties and acceptable to the Purchaser(s)) substantially in the form of, and covering such matters as set forth in, the opinions attached hereto as Exhibit 4.1(d)(i)(A) and Exhibit 4.1(d)(i)(B).  Such opinion shall be satisfactory to such Purchaser and shall cover such other matters as such Purchaser may reasonably request.  The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Shelf Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(vi) a favorable opinion of Bingham McCutchen LLP or such other counsel who is acting as special counsel for it in connection with the issuance of such Shelf Notes, covering such matters incident to such transactions as such Purchaser may reasonably request;

(vii) a Private Placement Number issued by S&P’s CUSIP Service Bureau (in connection with the SVO) for the Shelf Notes to be purchased; and

(viii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

(b) Joinder Agreements.  Each Purchaser that at such time is not a party to the Intercreditor Agreement shall have executed and delivered a joinder agreement to the other parties to the Intercreditor Agreement at such time and any other Persons executing and delivering any such joinder agreements at such time.

(c) Representations and Warranties.  The representations and warranties contained in Section 5 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated.

(d) Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Credit Parties shall have performed and complied with all agreements and conditions contained in the other Financing Documents, in each case as required to be performed or complied with by it or such Credit Party, as the case may be, prior to or on such Closing Day and after giving effect to the issue and sale of the Shelf Notes (and the application of the proceeds thereof as contemplated by the applicable Request for Purchase in respect of such Shelf Notes) no Default or Event of Default shall have occurred and be continuing.

(e) Purchase Permitted by Applicable Laws.  The purchase of and payment for the Shelf Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Shelf Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

(f) Sale of Other Notes.  Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Shelf Notes to be purchased by it at such Closing as specified in the applicable Confirmation of Acceptance.

(g) Payment of Fees.

(i) Without limiting the provisions of Section 15.1, the Company shall have paid to Prudential and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Issuance Fee and any Delayed Delivery Fee.

(ii) Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.2(a)(vi) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

(h) Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that no such supplement to any representation or warranty applicable to any particular Closing Day shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing Day or any determination of the falseness or inaccuracy thereof pursuant to Section 11(e).  The Company represents and warrants to each Purchaser that:

Section 5.1.   Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the Material properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2.   Authorization, Etc.  Each of the Financing Documents to which the Company and each Subsidiary Guarantor is a party has been duly authorized by all necessary corporate action on the part of the Company or such Subsidiary Guarantor, as the case may be, and constitutes, or, in the case of each Financing Document other than this Agreement, upon execution and delivery thereof will constitute, a legal, valid and binding obligation of the Company or such Subsidiary Guarantor, as the case may be, enforceable against the Company or such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.   Disclosure.  This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to the applicable Closing Day being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 27, 2009 there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers, in each case as of the date of this Agreement.

(b) All of the Equity Interests of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5.   Financial Statements; Material Liabilities.  The Company has delivered or otherwise made available to each Purchaser of the 2010 Notes and any Accepted Notes the following financial statements identified by a principal financial officer of the Company: (a) a consolidated balance sheet of the Company and its Subsidiaries as at the last day of each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, cash flows and shareholders’ equity of the Company and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers, LLP and (b) a consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, cash flows and shareholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6.   Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Financing Documents to which each is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than as Liens created pursuant to the Financing Documents) in respect of any property of the Company or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.   Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of the Financing Documents to which it is a party other than those (if any) that have been obtained.

Section 5.8.   Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws and any of the laws and regulations referred to in Section 5.16), of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.   Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  As of the 2010 Notes Closing Date, the Company knows of no basis for any proposed tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

Section 5.10.   Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens, except for Permitted Liens.  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.   Licenses, Permits, Etc.  The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.12.   Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Plans or for failure to comply with the provisions of Title I of ERISA, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.   Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.   Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the 2010 Notes to refinance existing Indebtedness and will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase.  No part of the proceeds of the sale of any Note hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities.  If requested by any holder of Notes, the Company will furnish to each holder of Notes a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.  No Indebtedness being reduced or retired out of the proceeds of the sale of any Note hereunder was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any “margin security” within the meaning of Regulation T.  “Margin stock” within the meaning of Regulation U does not constitute more than 25% of the value of the Consolidated Assets of the Company and its Subsidiaries.  Neither the execution and delivery hereof by the Company, nor the performance by it of any of the transactions contemplated by this Agreement (including, without limitation, the direct or indirect use of the proceeds of the sale of any Note) will violate or result in a violation of the Securities Act, or the Exchange Act, or regulations issued pursuant thereto, or Regulation T, U or X.

Section 5.15.   Existing Indebtedness; Future Liens.

(a) Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.1.

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary in an aggregate principal amount of at least $5,000,000, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16.   Foreign Assets Control Regulations, Etc.

(a) None of the Company, any Subsidiary or any their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b) None of the Company, any Subsidiary or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of the sale of any Notes will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 5.17.   Status under Certain Statutes.  The Company is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company.

Section 5.18.   Environmental Matters.

(a) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the “Properties”) do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) have resulted in liability under, any Environmental Law.

(b) Except where such violation would not reasonably be expected to have a Material Adverse Effect, the Properties and all operations of the Company and its Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the “Business”).

(c) Neither the Company nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company or any of its Subsidiaries have knowledge of any such threatened notice.

(d) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which has given rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that has given rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which any of the Company or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial directives outstanding under any Environmental Law with respect to the Properties or the Business.

(f) Except where such violation or liability would not reasonably be expected to have a Material Adverse Effect, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner requiring remediation under Environmental Laws.

Section 5.19.   Collateral.  The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal and valid security interests in, and Liens on, the Collateral purported to be covered thereby.  Except as set forth in the Security Documents, such security interests and Liens are currently (or will be, upon (a) to the extent applicable in any jurisdiction, the filing of appropriate financing statements with the Secretary of State of the state of incorporation or organization for each Credit Party, in favor of the Collateral Agent, for the benefit of the Secured Parties and (b) the Collateral Agent obtaining control or possession over those items of Collateral in which a security interest is perfected through control or possession) perfected security interests and Liens, prior to all other Liens other than Permitted Liens.

6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.   Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and for investment and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.   Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3.   Investor Status.  Each Purchaser represents that it is either a “qualified institutional buyer” as defined under Rule 144A of the Securities Act or an “accredited investor” as defined under Rule 501 of the Securities Act.

Section 6.4.   Offering Representations.  Each Purchaser represents that (i) the Company has made available and such Purchaser has had the opportunity to review all registration statements, reports and other filings made by the Company under the Securities Act and the Exchange Act, including without limitation under Section 13(a), 14 or 15(d) of the Exchange Act, and (ii) it has had a reasonable opportunity to ask questions of and has received satisfactory answers from a person or persons acting on behalf of the Company regarding such information deemed relevant by the Purchaser regarding this investment transaction and the financial condition, results of operations, business and prospects of the Company; provided, however, that this representation does not in any way relieve the Company from its responsibility for the accuracy of its representations and warranties set forth herein.

Section 6.5.   Legend.  The following legend shall be placed on each Note or other instruments evidencing the indebtedness:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER HEREOF (WHICH MAY BE INSIDE COUNSEL) THAT SUCH NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

7.	INFORMATION AS TO COMPANY.

Section 7.1.   Financial and Business Information.  The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor:

(a) Interim Statements -- promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Responsible Officer as fairly presenting, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries, subject to changes resulting from year-end adjustments and the absence of footnotes;

(b) Annual Statements -- promptly after the same are available and in any event within 90 days after the end of each fiscal year of the Company, copies of

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

(A) setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, such consolidated statements to be (1) audited and accompanied by a report and opinion of PricewaterhouseCoopers, LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Holders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (2) accompanied by a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 9.8 hereof, except as specified in such certificate;

(c) Projections -- as soon as available, but in any event not later than the last day of each fiscal year of the Company, 3-year forecasts for the three (3) following fiscal years prepared by management of the Company, in form satisfactory to the Required Holders, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for such fiscal years;

(d) SEC and Other Reports -- promptly after the same are sent, copies of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability), and (ii) all reports (other than those otherwise provided pursuant to clauses (a), (b) or (c) of this Section 7.1) and other financial information which the Company or any of its Subsidiaries sends to its public stockholders, and promptly after the same are filed, copies of all financial statements and non-confidential reports which the Company or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous United States Governmental Authority;

(e) Notice of Default or Event of Default -- promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(f) Employee Benefit Matters -- promptly, on the Company or any of its Subsidiaries gaining knowledge of (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, (ii) a failure by any Credit Party or any ERISA Affiliate to make any required contribution to a Single Employer Plan required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto, (iii) the creation of any Lien on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC (other than a Permitted Lien) or a Plan, or (iv) with respect to any Multiemployer Plan, the assessment of any withdrawal liability against any Credit Party or any ERISA Affiliate, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; and in each case in clauses (i) and (iv) above, such event or condition would reasonably be expected to have a Material Adverse Effect;

(g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Notwithstanding the foregoing, financial statements and reports required to be delivered pursuant to the foregoing provisions of this Section may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which each holder of Notes receives such reports from the Company through electronic mail; provided that, upon the request of a holder of Notes, the Company shall provide paper copies of any documents required hereby to such holder of Notes.

Section 7.2.   Officer’s Certificate; Other Information.

(a) Officer’s Certificate.  Each set of financial statements delivered to Prudential or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Responsible Officer setting forth (it being understood that the information identified below is required by the Bank Credit Agreement as in effect on the date hereof and is only required to be delivered so long as the requirement to deliver such information remains in the Bank Credit Agreement):

(i) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 9.8, during the interim or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(ii) Event of Default — a statement that such Responsible Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

(b) Other Information.  The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor a copy of any notice required to be delivered under the Bank Credit Agreement (as and when required thereunder) and not otherwise required hereunder, including, without limitation, the following:

(i) Updated Schedules.  Concurrently with or prior to the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), an updated copy of Schedule 5.4 if the Company or any of its Subsidiaries has formed or acquired a new Subsidiary since the 2010 Notes Closing Date or since such Schedule was last updated;

(ii) Security Documents.  Provide all updates, notices, confirmations and all other information required to be provided in accordance with the Security Documents;

(iii) Management Letter.  Promptly upon receipt thereof, a copy of any other report or “management letter” submitted by independent accountants to the Company or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

(iv) Permitted Acquisition Report.  Not less than ten (10) Business Days prior to the consummation of any Permitted Acquisition where the total consideration, including, without limitation, assumed Indebtedness, earnout payments and any other deferred payments (the “Total Consideration”) for such Permitted Acquisition is expected to exceed $40,000,000:

(A) a reasonably detailed description of the material terms of such Permitted Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target;

(B) financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two (2) most recent fiscal years and two (2) most recent fiscal quarters;

(C) consolidated projected income statements of the Company and its consolidated Subsidiaries (giving effect to such Permitted Acquisition and the consolidation with the Company of each relevant Target) for the three (3)-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments reasonably acceptable to the Required Holders;

(D) a Permitted Acquisition Certificate, executed by a Responsible Officer of the Company (1) setting forth the best good faith estimate of the Total Consideration to be paid for each Target, (2) certifying that (x) such Permitted Acquisition complies with the requirements of this Agreement and (y) after giving effect to such Permitted Acquisition and any borrowings in connection therewith, the Company believes in good faith that it will have sufficient availability under the Aggregate Revolving Commitments (as defined in the Bank Credit Agreement) to meet its ongoing working capital requirements and (3) demonstrating compliance with clauses (b) and (d) of the definition of the Permitted Acquisition; and

(E) any due diligence reports (including, but not limited to, reports prepared by a nationally recognized accounting firm, consultants, reports and customer surveys) prepared by, or on behalf of, the Company with respect to the Target.

Section 7.3.   Visitation.  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.   Maturity.

(a) 2010 Notes.  As provided therein, the entire unpaid principal balance of the 2010 Notes shall be due and payable on the stated maturity date thereof.

(b) Shelf Notes.  Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1(b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.

Section 8.2.   Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in an amount not less than $1,000,000 and integral multiples of $100,000 above such amount, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.   Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.   Maturity; Surrender, Etc.  In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.   Purchase of Notes.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.   Make-Whole Amount.  The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (a) or clause (b), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (B) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

Section 9.1.   Compliance with Law.  Without limiting Section 10.14, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws and the laws and regulations referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.   Insurance.  The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.   Maintenance of Properties.  The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.   Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.   Corporate Existence, Etc.  Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.   Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7.   Additional Subsidiary Guarantors.

(a) The Company will cause each of its Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, and each other domestic entity that guarantees the obligations of the Company or any Subsidiary under any Principal Bank Facility to promptly (and in any event within forty-five (45) days after such Domestic Subsidiary is formed or acquired or contemporaneously with such Domestic Subsidiary becoming a party to a Principal Bank Facility, as applicable (or such longer period of time as agreed to by the Required Holders in their reasonable discretion)) become a Subsidiary Guarantor hereunder by way of execution of a Subsidiary Guarantor Joinder Agreement in the form of Annex B to the Subsidiary Guaranty Agreement (a “Subsidiary Guaranty Joinder Agreement”).  In connection therewith, the Company shall give notice to each holder of Notes not less than ten (10) days prior to creating a Domestic Subsidiary (or such shorter period of time as agreed to by the Required Holders in their reasonable discretion), or acquiring the Equity Interests of any such Person.

(b) In connection with the foregoing, the Company shall deliver to each holder of Notes, with respect to each new Subsidiary Guarantor to the extent applicable, proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Credit Parties pursuant to Section 4 on the 2010 Notes Closing Date and such other documents or agreements as the Required Holders may reasonably request, including, without limitation the documentation required pursuant to Section 9.9.

Section 9.8.   Financial Covenants.

(a) Leverage Ratio. The Company will, on a consolidated basis, maintain a Leverage Ratio as of the end of each fiscal quarter of the Company of less than or equal to 2.75 to 1.0.

(b) Fixed Charge Coverage Ratio.  The Company will, on a consolidated basis, maintain a Fixed Charge Coverage Ratio as of the end of each fiscal quarter of the Company of greater than or equal to 1.25 to 1.0.

Section 9.9.   Pledged Assets.

(a) Pledged Equity Interests - The Company will, and will cause each Subsidiary Guarantor to, pledge 100% of the Equity Interests in each of its direct or indirect Domestic Subsidiaries (other than (i) Checkpoint Systems Holding, Inc. and (ii) a Domestic Subsidiary that is owned by a Foreign Subsidiary) and 65% (to the extent the pledge of a greater percentage would be unlawful or would cause any Material adverse tax consequences to the Company or any Subsidiary Guarantor) of the voting Equity Interests and 100% of the non-voting Equity Interests of Checkpoint Systems Holding, Inc. and its first-tier Foreign Subsidiaries (other than the Equity Interests in Checkpoint Systems Japan Co. Ltd.), to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Security Documents or such other security documents as the Required Holders shall reasonably request.

(b) Security Documents.  The Company shall, and shall cause each Subsidiary Guarantor to, adhere to the covenants set forth in the Security Documents.

(c) Exceptions.  Notwithstanding anything contained in this Section 9.9 to the contrary, assets will be excluded from the Collateral in circumstances where the Collateral Agent, the Required Holders and the Company agree the granting of a security interest in such asset would (i) be prohibited by applicable law unless such prohibition is not effective under applicable law or (ii) create material adverse tax consequences for the Credit Parties.

(d) Miscellaneous.  Any first-tier Foreign Subsidiary that is disregarded for tax purposes shall not be deemed to be a Foreign Subsidiary.  For the avoidance of doubt, the Collateral shall not include the Equity Interests in 28 Packaging, Inc., a California corporation, so long as it is owned by a Foreign Subsidiary.

10.	NEGATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

Section 10.1.   Indebtedness.  The Company will not and will not permit any Subsidiary to, at any time, create, incur, assume or suffer to exist any Indebtedness except:

(a) Indebtedness represented by the Credit Party Obligations;

(b) Indebtedness of the Company and its Subsidiaries owing to the Company or its Subsidiaries; provided that the aggregate amount of Indebtedness incurred by any Foreign Subsidiary or their Subsidiaries owing to any Credit Party or their Domestic Subsidiaries net of any repayments of such Indebtedness shall not exceed (when taken together with all Additional Permitted Intercompany Transfers) the Intercompany Asset Sale and Investment Basket;

(c) Indebtedness of Checkpoint Systems Japan Co., Ltd. or another Foreign Subsidiary with respect to a line of credit with Bank of Tokyo Mitsubishi in a principal amount not to exceed 600,000,000 Japanese Yen, and any refinancings, refundings, renewals or extensions thereof so long as the principal amount of such Indebtedness is not increased at the time of any such refinancing, refunding, renewal or extension;

(d) Indebtedness of the Company and its Subsidiaries incurred after the 2010 Notes Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset, in an aggregate principal amount not to exceed $25,000,000 at any time; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(e) Indebtedness and obligations owing under Secured Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

(f) (i) Guaranty Obligations in respect of Indebtedness of the Company or any of its Subsidiaries to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 10.1, (ii) Guaranty Obligations incurred in the ordinary course of business by the Company or any of its Subsidiaries of obligations of any wholly-owned Subsidiary with respect to:  (A) real estate lease payments and (B) payments to vendors for products for resale; provided that the amount of such payments guaranteed shall not exceed $15,000,000 in the aggregate at any time outstanding, and (iii) Guaranty Obligations incurred in the ordinary course of business by the Company of obligations of any wholly-owned Foreign Subsidiary with respect to payments to third parties incurred in connection with establishing, maintaining and operating an international cash pooling system among the Company’s wholly-owned Foreign Subsidiaries to meet requirements of intraday and overdraft limits and concentration of cash balances to facilitate cash management among such Foreign Subsidiaries; provided that the aggregate amount of such payments guaranteed shall not exceed $20,000,000 in the aggregate at any time outstanding;

(g) obligations owing pursuant to the Bank Credit Agreement; and

(h) other Indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed the General Debt Basket.

Section 10.2.   Liens.  The Company will not and will not permit any Subsidiary to contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.  Notwithstanding the foregoing, if the Company or any Subsidiary shall grant a Lien on any of its assets in violation of this Section, then it shall be deemed to have simultaneously granted an equal and ratable Lien on any such assets in favor of the Collateral Agent for the ratable benefit of the Secured Parties with respect to the Credit Party Obligations to the extent such Lien has not already been granted to the Collateral Agent.

Section 10.3.   Nature of Business.  The Company will not and will not permit any Subsidiary to enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the 2010 Notes Closing Date or that are reasonably related thereto.

Section 10.4.   Mergers and Sale of Assets.

(a) The Company will not and will not permit any Subsidiary to dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time; provided that the following, without duplication, shall be expressly permitted:

(i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business;

(ii) the conversion of cash into Cash Equivalents and Cash Equivalents into cash;

(iii) (A) the disposition of property or assets as a direct result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, so long as the net proceeds therefrom are used to replace such machinery, parts and equipment or to purchase or otherwise acquire new assets or property within 180 days of receipt of the net proceeds;

(iv) the sale, lease or transfer of property or assets (A) from the Company and/or its direct or indirect Subsidiaries to other Credit Parties, and (B) from Foreign Subsidiaries to the Company and/or its Subsidiaries;

(v) the sale or transfer, by Checkpoint Systems, Inc., of the Equity Interests in Checkpoint do Brasil Ltda, Checkpoint Systems, S.A., Checkpoint Systems (Aust/NZ) Pty Ltd. and/or Checkpoint de Mexico, S.A. de C.V. to CP International Systems C.V.;

(vi) the sale, lease or transfer of intellectual property of OATSystems, Inc. to Checkpoint Caribbean Ltd. in the ordinary course of business;

(vii) intercompany sales, leases and transfers of assets from Credit Parties to Foreign Subsidiaries not otherwise permitted pursuant to this Section 10.4(a) (“Additional Permitted Intercompany Transfers”); provided that (A) the fair market value of such intercompany sales, leases and transfers of assets (taken together with all Additional Permitted Intercompany Loans) shall not exceed the Intercompany Asset Sale and Investment Basket, (B) such intercompany sales, leases and transfers of assets shall be for fair market value, (C) the consideration received for such intercompany sales, leases and transfers of assets shall be in the form of cash or Cash Equivalents and (D) (1) other than consideration relating to the Specified Asset Disposition, such consideration shall be received by such Credit Parties prior to the last maturity date of the Notes outstanding at the time of such intercompany sale, lease or transfer and (2) with respect to the consideration relating to the Specified Asset Disposition, (y) to the extent such Specified Asset Disposition occurs prior to the 2nd anniversary of the 2010 Notes Closing Date, at least 75% of such consideration shall be received by such Credit Party prior to the last maturity date of the Notes outstanding when the Specified Asset Disposition occurs and (z) to the extent such Specified Asset Disposition occurs on or after the 2nd anniversary of the Closing Date, at least 50% of such consideration shall be received by such Credit Party prior to the maturity of the Notes;

(viii) the sale, lease or transfer of other property or assets; provided that (A) the fair market value of such property or assets shall not exceed ten percent (10%) of Consolidated Tangible Assets (determined at the time of such sale, lease or transfer based on the Consolidated Tangible Assets as of the end of the most recent fiscal quarter for which financial statements have been provided pursuant to Section 7.1(a) or (b)) in the aggregate in any fiscal year and (B) any sale, lease or transfer of any division, line of business or other asset or property (excluding receivables that are transferred pursuant to a factoring arrangement) that has readily attributable Consolidated EBITDA shall not account for more than 10% of Consolidated EBITDA for the immediately preceding four (4) consecutive fiscal quarters of the Company and (C) no intercompany sales, leases or transfers shall be permitted pursuant to this clause (viii);

(ix) the dissolution, liquidation or winding up of 28 Packaging, Inc., a California corporation, so long as its assets are distributed or otherwise transferred to the Company or its Subsidiaries in connection therewith; and

(x) purchases or sales of shares of money market mutual or similar funds in the ordinary course of business relating to the German Retirement Deposit Account and the German Retirement Securities Deposit Account;

provided, that, in the case of clauses (i), (ii), (iii) and (viii) above, at least 75% of the consideration received therefor by the Company or any such Subsidiary is in the form of cash or Cash Equivalents; provided, further, that, notwithstanding the foregoing, up to $10,000,000 of the aggregate consideration received therefor in any fiscal year in connection with all such sales, leases or transfers of property or assets may be in the form of non-cash assets; or

(b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) investments or acquisitions permitted pursuant to Section 10.5, (B) the merger or consolidation of a Subsidiary that is not a Credit Party with and into a Credit Party; provided that such Credit Party will be the surviving entity and (C) the merger or consolidation of a Subsidiary that is not a Credit Party with and into another Subsidiary that is not a Credit Party.

Section 10.5.   Investments.  The Company will not and will not permit any Subsidiary to, at any time, make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or Securities of, or any other interest in, or make any capital contribution to (collectively, “Investments”), any Person, except that (each of the following, collectively, “Permitted Investments”):

(a) the Company and its Subsidiaries may make intercompany loans and investments; provided that, any intercompany loans (net of any repayment of such intercompany loans) and investments from Credit Parties to Foreign Subsidiaries (any such intercompany loans or investments, “Additional Permitted Intercompany Loans”) shall not exceed (when taken together with all Additional Permitted Intercompany Transfers) the Intercompany Asset Sale and Investment Basket;

(b) the Company and any Subsidiary may make Permitted Acquisitions;

(c) the Company and its Subsidiaries may own, purchase or acquire cash and Cash Equivalents;

(d) the Company and its Subsidiaries may make loans and advances to employees (other than any officer or director) of the Company or its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding;

(e) Investments existing as of the 2010 Notes Closing Date and set forth on Schedule 10.5(e);

(f) Investments by the Company in Checkpoint de Mexico, S.A. de C.V., Checkpoint Systems, S.A. and/or Checkpoint do Brasil Ltda. in an aggregate amount not to exceed the corresponding intercompany Indebtedness amount set forth on Schedule 10.5(e); and

(g) the Company and its Subsidiaries may make or permit to remain outstanding any Investment in any other Person, which is not otherwise included in the foregoing clauses (a) through (f), inclusive; provided that the aggregate of such Investments shall not, at any time, exceed $25,000,000; provided further to the extent such Investment is an acquisition of the assets or a majority of the Voting Stock or economic interests of a Person or any division, line of business or other business unit of a Person, such acquisition shall meet the requirements set forth in the definition of Permitted Acquisition in Schedule B.

Investments shall be valued at cost, less any return of capital thereon.

Section 10.6.   Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and (b) to the extent such transaction is not otherwise prohibited under this Agreement.

Section 10.7.   Fiscal Year; Organizational Documents; Material Contracts.  The Company will not and will not permit any of its Subsidiaries to, (a) change its fiscal year, (b) amend, modify or change its articles of incorporation, certificate of designation (or corporate charter or other similar organizational document), operating agreement or bylaws (or other similar document) in any respect materially adverse to the interests of the holders of Notes without the prior written consent of the Required Holders.  No Credit Party (as defined in the Bank Credit Agreement) shall (a) (i) except as permitted under Section 10.4, alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or organization, without providing thirty (30) days prior written notice to the holders of Notes and the Collateral Agent and without filing (or confirming that the Collateral Agent has filed) such financing statements and amendments to any previously filed financing statements as the Collateral Agent may require, or (iii) change its registered legal name, without providing thirty (30) days prior written notice to holders of Notes and the Collateral Agent and without filing (or confirming that the Collateral Agent has filed) such financing statements and amendments to any previously filed financing statements as the Collateral Agent may require, (b) amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination of any of its Material Contracts in any respect materially adverse to the interests of the holders of Notes without the prior written consent of the Required Holders, (c) have more than one state of incorporation, organization or formation or (d) change its accounting method (except in accordance with GAAP) in any manner adverse to the interests of the holders of Notes without the prior written consent of the Required Holders.

Section 10.8.   Limitation on Restricted Actions.  The Company will not and will not permit any Subsidiary to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to the Company or its direct parent on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to the Company, (c) make loans or advances to the Company, (d) sell, lease or transfer any of its properties or assets to the Company, or (e) act as a guarantor and pledge its assets pursuant to the Financing Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a) through (d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Financing Documents, (ii) applicable law, (iii) any Bank Credit Documents or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 10.9.   Restricted Payments.  The Company will not and will not permit any Subsidiary to directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interests of such Person, (b) any Subsidiary may make dividends or other distributions payable to the Company (directly or indirectly through Subsidiaries), (c) any Foreign Subsidiary may make dividends or other distributions payable to the Company, Checkpoint International Systems C.V., Checkpoint Systems Europe GmbH or Checkpoint Systems Holding GmbH (directly or indirectly through Subsidiaries), (d) each of Checkpoint Systems Europe GmbH and/or Checkpoint Systems Holding GmbH may make compensatory payments to their respective Subsidiaries if and to the extent required under any domination and/or profit and loss pooling agreement (Beherrschungs-und/oder Ergebnisabfuhrungsvertrag) with such Subsidiary and (e) the Company may make other Restricted Payments so long as, after giving effect thereto (i) on a Pro Forma Basis, no Default or Event of Default shall then exist or would exist after giving effect thereto, (ii) the Company certifies to each holder of Notes that the Company and it Subsidiaries will be in compliance on a Pro Forma Basis with all of the terms and provisions of the financial covenants set forth in Section 9.8, (iii) immediately after the making of such Restricted Payment (A) the Company and its Subsidiaries shall have at least $50,000,000 of cash on deposit in readily available funds (without causing any adverse tax consequences) and/or the ability to borrow under the Bank Credit Agreement without causing a violation of any covenant and (B) the Borrowers (in the aggregate) shall have the ability (but shall not be required) to borrow at least $20,000,000 (or the Foreign Currency Equivalent thereof) under the Bank Credit Agreement without causing a Default or Event of Default and (iv) after giving effect to such Restricted Payment, the Leverage Ratio shall be less than 2.00 to 1.0 on a Pro Forma Basis.

Section 10.10.   Sale Leasebacks.  The Company will not and will not permit any Subsidiary to directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Company has sold or transferred or is to sell or transfer or (b) which the Company intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Company in connection with such lease.  Notwithstanding the foregoing provisions of this Section 10.10, the Company may become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, owned and sold or transferred by it as described in the preceding sentence provided that the aggregate current market value of all property so sold or transferred (in each case determined at the time of such sale or transfer) shall not at any time exceed $25,000,000.

Section 10.11.   No Further Negative Pledge.  The Company will not and will not permit any Subsidiary to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Financing Documents, (b) pursuant to the Bank Credit Documents; provided that the Bank Credit Documents shall permit the Liens on the Collateral granted to the Collateral Agent, and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

Section 10.12.   Ownership of Subsidiaries.  The Company will not and will not permit any Subsidiary to, create, form or acquire any Subsidiaries, except for Domestic Subsidiaries that are joined as Subsidiary Guarantors as required by the terms hereof and Material Foreign Subsidiaries.  The Company will not and will not permit its Subsidiaries to sell, transfer, pledge or otherwise dispose of any Equity Interest or other equity interests in any of their Subsidiaries, nor will they permit any of their Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Equity Interest or other equity interests, except in a transaction permitted by Section 10.4.

Section 10.13.   Restrictive Terms.  If, at any time, any Bank Credit Document includes affirmative, negative business or financial covenants, representations and warranties, events of default or other types of material restrictions (each a “Restrictive Term”) that are applicable to the Company or any of its Subsidiaries, other than those Restrictive Terms that are substantially the same as the Restrictive Terms set forth in this Agreement or in any of the other Financing Documents, the Company shall promptly notify each holder of Notes thereof and, if the Required Holders shall so request by written notice to the Company (after a determination has been made by the Required Holders that any Bank Credit Document contains Restrictive Terms, that, either individually or in the aggregate, are more favorable to the Banks or more restrictive on the Company and its Subsidiaries than the Restrictive Terms set forth in this Agreement and the other Financing Documents), the Company and each holder of Notes shall promptly amend this Agreement (or the applicable Credit Parties shall amend the applicable Financing Documents) to incorporate some or all of such Restrictive Terms, in the discretion of the Required Holders.

Section 10.14.   Terrorism Sanctions Regulations.  The Company will not and will not permit any Affiliated Entity to (a) become a Sanctioned Person or (b) have any investments in, or engage in any dealings or transactions with, any Sanctioned Person or Sanctioned Entity.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e), Section 9.8 or Section 10; or

(d) (i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(a), Section 7.1(b) or Section 7.1(c) and such default is not remedied within 5 Business Days, or (ii) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c) and Section 11(d)(i)), or any Credit Party defaults in the performance of or compliance with any term contained in any other Financing Document, and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of any Credit Party or by any officer of any Credit Party in this Agreement, in any other Financing Document, or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i)  the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 (or its Foreign Currency Equivalent) beyond any period of grace provided with respect thereto (not to exceed 30 days), or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any agreement relating to any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 (or its Foreign Currency Equivalent) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000 (or its Foreign Currency Equivalent), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness or (iv) any Credit Party or any of its Subsidiaries shall breach or default under any payment obligation under any Secured Hedging Agreement; or

(g) (i) any Credit Party (as defined herein or in the Bank Credit Agreement) or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party (as defined herein or in the Bank Credit Agreement) or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party (as defined herein or in the Bank Credit Agreement) or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party (as defined herein or in the Bank Credit Agreement) or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party (as defined herein or in the Bank Credit Agreement) or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) any Credit Party (as defined herein or in the Bank Credit Agreement) or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h) a final judgment or judgments for the payment of money aggregating in excess of $5,000,0000 (or its Foreign Currency Equivalent) are rendered against one or more of the Company and or any Material Subsidiary and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(i) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect;

(j) a Change of Control occurs;

(k) at any time after the execution and delivery thereof, the Subsidiary Guaranty Agreement, for any reason other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity, enforceability, perfection or priority of the Subsidiary Guaranty Agreement, any Financing Document, or any Lien granted thereunder in writing or deny in writing that it has any further liability, under any Financing Document to which it is a party;

(l) any Financing Document shall fail to be in full force and effect or to give the Collateral Agent and/or the holders of Notes the security interests, liens, rights, powers, priority and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive) or any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral;

(m) the Intercreditor Agreement ceases to be in full force and effect or is determined by any Governmental Authority or arbitral entity having jurisdiction to be void, unenforceable or otherwise not in full force and effect, in whole or in part, for any reason (other than (i) as expressly permitted hereunder, (ii) upon satisfaction in full of all the Credit Party Obligations or (iii) if terminated by the holders of Notes, or the Administrative Agent (as defined in the Bank Credit Agreement) in accordance with the terms thereof); or

(n) any default (which is not waived or cured within the applicable period of grace) or event of default shall occur under any Subordinated Indebtedness or the subordination provisions contained therein shall cease to be in full force and effect or shall cease to give the holders of Notes the rights, powers and privileges purported to be created thereby.

As used in Section 11(i), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.   Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) (other than an Event of Default described in clause (v) of Section 11(g) or described in clause (iv) of Section 11(g) by virtue of the fact that such clause encompasses clause (v) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.   Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.   Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.   No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.   Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.   Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1(a), in the case of a Series A Note, Exhibit 1.1(b), in the case of a Series B Note, Exhibit 1.1(c), in the case of a Series C Note or in the form of Exhibit 1.2, in the case of a Shelf Note.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6 and agreed to the terms of the Intercreditor Agreement.

Section 13.3.   Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	PAYMENTS ON NOTES.

Section 14.1.   Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Philadelphia, Pennsylvania, at the principal office of the Company in such jurisdiction on and after August 2, 2010 and, prior thereto, shall be made at the offices of Wells Fargo Bank, National Association in Charlotte, North Carolina.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in Philadelphia, Pennsylvania or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.   Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A (in the case of the 2010 Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	EXPENSES, ETC.

Section 15.1.   Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.   Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

Section 17.1.   Requirements.

(a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1.1, 2.1, 3.1, 4.1, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 1.2 or 2.2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2, 3.2, 3.3 and 4.2 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 17 or 20.

(b) The holders of Notes will not agree to amend, supplement, waive or modify any provision of the Intercreditor Agreement (i) except in accordance with the provisions of Section 9(b) of the Intercreditor Agreement, and (ii) without the Company’s prior written consent if such amendment, supplement, waiver or modification would change (A) the definition of Trigger Event set forth in Section 1 of the Intercreditor Agreement; provided that the consent of the Company shall not be required for any such change to the definition of Trigger Event after the occurrence and during the continuance of an Event of Default, (B) Section 2(f) of the Intercreditor Agreement if such change could be reasonably expected to result in adverse tax consequences to the Company, (C) the Company’s consultation rights set forth in Section 8(e)(i) of the Intercreditor Agreement or (D) Section 8(g) of the Intercreditor Agreement.  Prior to the occurrence and continuance of an Event of Default, the holders of Notes shall notify the Company in writing prior to entering into any amendment, supplement, waiver or modification to the Intercreditor Agreement that would materially and adversely affect the Company.

Section 17.2.   Solicitation of Holders of Notes.

(a) Solicitation.  The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.   Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the holder of any Note or any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.   Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the 2010 Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Notwithstanding anything to the contrary in this Section 18, any communication pursuant to Section 2.2 shall be made by the method specified for such communication in Section 2.2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

Section 22.1.   Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.   Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.   Accounting Terms.

(a) Generally.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

(b) Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Financing Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders) provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Financial Covenant Calculations.  The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 9.8 and the General Debt Basket, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations on a Pro Forma Basis to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Company and the Required Holders and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any Asset Disposition permitted by Section 10.4(a)(vii), income statement items, cash flow statement items and balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations on a Pro Forma Basis to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Company and the Required Holders and (B) Indebtedness that is repaid with the proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.

(d) No Fair Value Accounting for Financial Liabilities.  Notwithstanding anything to the contrary herein, for purposes of determining compliance with the covenants in this Agreement, any election by the Company or any Subsidiary to measure any portion of a non-derivative financial liability at fair value (as permitted by FASB ASC 825-10-25 or any similar accounting standard), other than to reflect any hedging of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4.   Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.   Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.   Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.   Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.   Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9.   Intercreditor Agreement Acknowledgment.  The Company acknowledges, agrees and consents to the terms and conditions of the Intercreditor Agreement and specifically (capitalized terms used in this Section 22.9 without definition shall have the respective meanings provided therefor in the Intercreditor Agreement):

(a) consents and agrees to all of the Creditors and the Collateral Agent entering into and carrying out the terms of the Intercreditor Agreement;

(b) consents and agrees to pay all expenses and indemnification payments that would otherwise be made by the Creditors pursuant to Section 8(f) of the Intercreditor Agreement;

(c) without limitation, consents and agrees to the Creditors freely discussing with each other, and freely disclosing to each other, any information pertaining to the business affairs of any Obligor, including the nature and extent of the obligations then owing by or outstanding from the Company or any other Obligor to any Creditor and whether or not the Company or any other Obligor is in compliance with or in default or in breach of any of the Bank Credit Documents and/or the Financing Documents and/or the Collateral Documents, and to the disclosure of any other information with respect to any Obligor, whether or not contemplated by the Intercreditor Agreement;

(d) consents and agrees to be bound by all of the agreements, and to perform all of the obligations and agreements of the Company stated to be performed thereunder and set forth in the Intercreditor Agreement, including without limitation, the obligations and agreements set forth in Sections 8(e)(ii) and 9(k) thereof;

(e) agrees that the Acting Majority Creditors shall have the right to instruct the Collateral Agent to commence Enforcement action, as provided in the Intercreditor Agreement, notwithstanding that the other Creditors have not accelerated the Obligations outstanding to them or otherwise made demand on any Obligor in respect thereof;

(f) agrees that all notices and other communications to the Company shall be delivered pursuant to the terms of Section 9(a) of the Intercreditor Agreement to the Company at its address set forth at the beginning hereof (subject to change as provided in such Section);

(g) agrees that it shall not offer to any Creditor, and no Creditor shall accept, any benefit or consideration (whether immediate or prospective, definite or contingent) of any kind to induce any Creditor’s consent to an amendment or waiver of the Intercreditor Agreement without concurrently offering a comparable benefit or consideration to each other Creditor as an inducement to obtain its consent to such an amendment or waiver; and

(h) acknowledges and agrees that it is not a third-party beneficiary of, and has no rights under, the Intercreditor Agreement.

[Intentionally Left Blank - Signature Page Follows]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

CHECKPOINT SYSTEMS, INC.

By:       /s/ Raymond D. Andrews
Name:  Raymond D. Andrews
Title: S.V.P and Chief Financial Officer

This Agreement is hereby accepted and
   agreed to as of the date thereof.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:     /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:  /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President

UNITED OF OMAHA LIFE INSURANCE
  COMPANY
By:           Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:           Prudential Private Placement Investors, Inc.
(as its General Partner)

By:  /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President

PRUCO LIFE INSURANCE COMPANY

By:  /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Assistant Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:  /s/ Eric R. Seward
Name: Eric R. Seward
Title:  Vice President

INFORMATION SCHEDULE

Authorized Officers for Prudential

Paul G. Price Managing Director Central Credit Prudential Capital Group Four Gateway Center 100 Mulberry Street Newark, NJ 07102 Telephone: (973) 802-9819 Facsimile: (973) 802-2333	Eric Seward Vice President Prudential Capital Group 1114 Avenue of the Americas 30th Floor New York, NY 10036 Telephone: (212) 626-2062 Facsimile: (212) 626-2077
Yvonne Guajardo Senior Vice President Prudential Capital Group 1114 Avenue of the Americas 30th Floor New York, NY 10036 Telephone: (212) 626-2050 Facsimile: (212) 626-2077	Paul Meiring Managing Director Prudential Capital Group 1114 Avenue of the Americas 30th Floor New York, NY 10036 Telephone: (212) 626-2060 Facsimile: (212) 626-2077
Engin Okaya Vice President Prudential Capital Group 1114 Avenue of the Americas 30th Floor New York, NY 10036 Telephone: (212) 626-2042 Facsimile: (212) 626-2077

Authorized Officers for Company

Robert van der Merwe, Chairman, President and Chief Executive Officer 101 Wolf Drive Thorofare, NJ 08086 Telephone: (856) 848-1800 Facsimile: (856) 848-2042	Raymond D. Andrews, Senior Vice President and Chief Financial Officer 101 Wolf Drive Thorofare, NJ 08086 Telephone: (856) 848-1800 Facsimile: (856) 848-2042
Regina M. Hurff, Vice President and Treasurer 101 Wolf Drive Thorofare, NJ 08086 Telephone: (856) 848-1800 Facsimile: (856) 848-2042

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$20,710,000	RA-1; $15,010,000
RA-2; $5,700,000
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: Prudential Managed Portfolio

Account Name: Privest Plus

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to "4% Series A Senior Secured Notes due July 22, 2015, PPN 162825 A#0" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036

Attention: Managing Director

Schedule A-1

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY  10036

Attention:  Thais M. Alexander, Esq.
Telephone:  (212) 626-2067

(6)	Tax Identification No.: 22-1211670

Schedule A-2

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	UNITED OF OMAHA LIFE INSURANCE COMPANY	$4,290,000	RA-3; $4,290,000

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Private Income Processing For further credit to Account Name: United of Omaha Life Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to "4% Series A Senior Secured Notes due July 22, 2015, PPN 162825 A#0" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Account Name: United of Omaha Life Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4% Series A Senior Secured Notes due 2015, PPN 162825 A#0" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing - G. Ruiz

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A-3

(5)	Address for Delivery of Notes:

(a)           Send physical security by nationwide overnight delivery
service to:

JPMorgan Chase Bank
4 New York Plaza
Ground Floor Receive Window
New York, NY 10004

Please include in the cover letter accompanying the
Notes a reference to the Purchaser's account number
(United of Omaha Life Insurance Company).

(b)           Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

(6)	Tax Identification No.: 47-0322111

Schedule A-4

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$7,150,000	RB-1; $7,150,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: Privest Plus

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to "4.38% Series B Senior Secured Notes due July 22, 2016, PPN 162825 B*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Schedule A-5

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY  10036

Attention:  Thais M. Alexander, Esq.
Telephone:  (212) 626-2067

(6)	Tax Identification No.: 22-1211670

Schedule A-6

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	PRUCO LIFE INSURANCE COMPANY	$12,500,000	RB-2; $12,500,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021
Account Name: Pruco Life Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "4.38% Series B Senior Secured Notes due July 22, 2016, PPN 162825 B*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

Schedule A-7

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY  10036

Attention:  Thais M. Alexander, Esq.
Telephone:  (212) 626-2067

(6)	Tax Identification No.: 22-1944557

Schedule A-8

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	UNITED OF OMAHA LIFE INSURANCE COMPANY	$5,350,000	RB-3; $5,350,000

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Private Income Processing For further credit to Account Name: United of Omaha Life Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to "4.38% Series B Senior Secured Notes due July 22, 2016, PPN 162825 B*3" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Account Name: United of Omaha Life Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4.38% Series B Senior Secured Notes due 2016, PPN 162825 B*3" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing - G. Ruiz

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the America, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A-9

(5)	Address for Delivery of Notes:

(a)           Send physical security by nationwide overnight delivery
service to:

JPMorgan Chase Bank
4 New York Plaza
Ground Floor Receive Window
New York, NY 10004

Please include in the cover letter accompanying the
Notes a reference to the Purchaser's account number
(United of Omaha Life Insurance Company).

(b)           Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

(6)	Tax Identification No.: 47-0322111

Schedule A-10

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$8,142,857	RC-1; $1,000,000
RC-2; $7,142,857
(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: Prudential Managed Portfolio

Account Name: Privest Plus

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to "4.75% Series C Senior Secured Notes due July 22, 2017, PPN 162825 B@1" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

Schedule A-11

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY  10036

Attention:  Thais M. Alexander, Esq.
Telephone:  (212) 626-2067

(6)	Tax Identification No.: 22-1211670

Schedule A-12

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION	$11,500,000	RC-3; $11,500,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Prudential Annuities Life Assurance Corporation

Each such wire transfer shall set forth the name of the Company, a reference to "4.75% Series C Senior Secured Notes due July 22, 2017, PPN 162825 B@1" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (888) 889-3832

Schedule A-13

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY  10036

Attention:  Thais M. Alexander, Esq.
Telephone:  (212) 626-3067

(6)	Tax Identification No.: 06-1241288

Schedule A-14

		Aggregate Principal Amount of Notes to be Purchased	Note Number(s) and Denomination(s)

	UNITED OF OMAHA LIFE INSURANCE COMPANY	$5,357,143	RC-4; $5,357,143

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Private Income Processing For further credit to Account Name: United of Omaha Life Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to "4.75% Series C Senior Secured Notes due July 22, 2017, PPN 162825 B@1" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No. 021-000-021 Account Name: United of Omaha Life Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4.75% Series C Senior Secured Notes due 2017, PPN 162825 B@1" and the due date and application (e.g., type of fee) of the payment being made.

(3)	Address for all notices relating to payments:

JPMorgan Chase Bank 14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917 Attn: Income Processing - G. Ruiz

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A-15

(5)	Address for Delivery of Notes:

(a)           Send physical security by nationwide overnight delivery
service to:

JPMorgan Chase Bank
4 New York Plaza
Ground Floor Receive Window
New York, NY 10004

Please include in the cover letter accompanying the
Notes a reference to the Purchaser's account number
(United of Omaha Life Insurance Company).

(b)           Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention:  Trade Management, Manager
Telephone:  (973) 367-3141

(6)	Tax Identification No.: 47-0322111

Schedule A-16

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.2(e).

“Acceptance Day” is defined in Section 2.2(e).

“Acceptance Window” means, with respect to any Quotation, the time period designated by Prudential during which the Company may elect to accept such Quotation.

“Accepted Note” is defined in Section 2.2(e).

“Account Designation Notice” is defined in Section 4.1(m).

“Additional Permitted Intercompany Loans” is defined in Section 10.5(a).

“Additional Permitted Intercompany Transfers” is defined in Section 10.4(a)(vii).

“Affiliate” means, at any time, (a) with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and (b) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 17.3.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Authorized Officer” means (i) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department.  Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

Schedule B-1

“Available Facility Amount” is defined in Section 2.2(a).

“Bank Credit Agreement” means that certain Amended and Restated Credit Agreement, dated July 22, 2010, among the Company, certain of the Company’s Subsidiaries, Wells Fargo Bank, National Association, as administrative agent and the lenders from time to time party thereto (the “Banks”) as amended, restated, replaced or otherwise modified from time to time.

“Bank Credit Documents” means “Credit Documents” as defined in the Bank Credit Agreement on the date hereof.

“Banks” has the meaning set forth in the definition of “Bank Credit Agreement”.

“Business” is defined in Section 5.18(b).

“Business Day” means (i) other than as provided in clause (ii) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed, and (ii) for purposes of Section 2.2(c) only, any day which is both a New York Business Day and a day on which Prudential is open for business.

“Cancellation Date” is defined in Section 2.2(g)(iv).

“Cancellation Fee” is defined in Section 2.2(g)(iv).

“Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligations” means the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Bank or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

Schedule B-2

“Change of Control” means (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Company, (b) Continuing Directors shall cease for any reason to constitute a majority of the members of the board of directors of the Company then in office, (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation permitted under Section 10.4), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, (d) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company, (e) the Company shall fail, directly or indirectly, to legally and beneficially own 100% of the Equity Interests of the Foreign Borrowers (as defined in the Bank Credit Documents) or (f) any “change of control” as defined in the Bank Credit Documents.  As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act.

“Closing” is defined in Section 3.

“Closing Day” means, with respect to the 2010 Notes, the 2010 Notes Closing Date and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.3, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.2(g)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

Schedule B-3

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” has the meaning given such term in the Pledge Agreement and shall include all other property that is or is intended to be subject to any Lien in favor of Collateral Agent.

“Collateral Agent” means Wells Fargo Bank, National Association, and its successors and assigns, in its capacity as collateral agent which shall have been created pursuant to the Intercreditor Agreement.

“Company” means Checkpoint Systems, Inc., a Pennsylvania corporation or any successor that becomes such in the manner prescribed in Section 10.4.

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance” is defined in Section 2.2(e).

“Consolidated Assets” means, at any time, the amount representing the assets of the Company and its Subsidiaries that would appear on a consolidated balance sheet of the Company and its Subsidiaries at such time prepared in accordance with GAAP.

“Consolidated Capital Expenditures” means, as of any date of determination for the four (4) consecutive fiscal quarter period ending on such date, all expenditures of the Company and its Subsidiaries on a consolidated basis for such period that in accordance with GAAP would be classified as capital expenditures, including, without limitation, Capital Lease Obligations.  The term “Consolidated Capital Expenditures” shall not include any Permitted Acquisition.

“Consolidated EBITDA” means, as of any date of determination for the four consecutive fiscal quarter period ending on such date, without duplication, (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in calculating Consolidated Net Income for such period:  (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense for the Company and its Subsidiaries for such period and (iv) other extraordinary, unusual or non recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period and minus (c) the following to the extent included in calculating such Consolidated Net Income:  (i) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business and excluding any payment received pursuant to business interruption insurance) of the Company and its Subsidiaries for such period, (ii) interest income of the Company and its Subsidiaries for such period, all as determined on a consolidated basis and (iii) non-cash charges previously added back to Consolidated Net Income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period.

“Consolidated Funded Debt” means, as of any date of determination, Funded Debt of the Company and its Subsidiaries on a consolidated basis.

Schedule B-4

“Consolidated Interest Expense” means, as of any date of determination for the four consecutive fiscal quarter period ending on such date, all Interest Expense (excluding amortization of debt discount and premium, but including the interest component under Capital Leases) for such period of the Company and its Subsidiaries on a consolidated basis.

“Consolidated Net Income” means, as of any date of determination for the four consecutive fiscal quarter period ending on such date, for the Company and its Subsidiaries on a consolidated basis, the net income (excluding extraordinary losses and gains and all interest income and tax credits, rebates and other benefits) of the Company and its Subsidiaries for such period, all as determined in accordance with GAAP.

“Consolidated Tangible Assets” means, at any time, the amount representing the assets of the Company and its Subsidiaries that would appear on the consolidated balance sheet of the Company and its Subsidiaries at such time prepared in accordance with GAAP, less goodwill and other intangibles.

“Continuing Directors” means, during any period of up to 12 consecutive months commencing after the 2010 Notes Closing Date, individuals who at the beginning of such 12 month period were directors of the Company (together with any new director whose election by the Company’s board of directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved).

“Credit Parties” means, collectively, the Company and each Subsidiary Guarantor.

“Credit Party Obligations” means, without duplication, all of the liabilities and obligations owing by the Company and its Subsidiaries under this Agreement, the Notes and the other Financing Documents.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” with respect to any Note, has the meaning given in such Note.

“Delayed Delivery Fee” is defined in Section 2.2(g)(iii).

“Disclosure Documents” is defined in Section 5.3.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Company organized or incorporated under the laws of the United States of America or any state or commonwealth thereof or under the laws of the District of Columbia.

“Environmental Laws” means any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

Schedule B-5

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general, preferred or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers or could confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, without limitation, options, warrants and any other “equity security” as defined in Rule 3a11-1 of the Exchange Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facility” is defined in Section 2.2(a).

“Fee Letter” means that certain letter agreement, dated as of July 22, 2010, between the Company and Prudential.

“Financing Documents” means this Agreement, the Notes, the Fee Letter, the Subsidiary Guaranty Agreement, the Pledge Agreement, the Intercreditor Agreement and each other document, instrument or agreement delivered in connection with the transactions contemplated hereby, as each may be amended, restated or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date minus Consolidated Capital Expenditures made during the four consecutive fiscal quarter period ending on such date to (b) the sum of (i) Consolidated Interest Expense paid or payable in cash during the four consecutive fiscal quarter period ending on such date, (ii) Scheduled Funded Debt Payments made during the four consecutive fiscal quarter period ending on such date (including the principal component of payments due on Capital Leases) and (iii) any Restricted Payments paid in cash during such period.

“Foreign Currency Equivalent” means, on any day, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable foreign currency determined on the basis of the spot rate quoted by the administrative agent under the Bank Credit Agreement at approximately 11:00 a.m., New York time, on such day for the purchase of such foreign currency with Dollars.

Schedule B-6

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness of such Person (other than Indebtedness set forth in clauses (e) and (i) of such definition); provided that Funded Debt shall not include any Indebtedness between or among the Company and any of its Subsidiaries.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America (or, with respect to any requirement of this Agreement as to the level of reserves to be established by Foreign Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in their respective jurisdiction of incorporation) applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 9.8, to the provisions of Section 22.3.

“General Debt Basket” means Indebtedness in an aggregate amount not to exceed $40,000,000 as of the 2010 Notes Closing Date; provided that the General Debt Basket shall be increased to (a) $50,000,000 if Consolidated EBITDA (as demonstrated in the most recent financial information and certificates required to be delivered to the holders of Notes pursuant to Section 7.1) is greater than $110,000,000 for two (2) consecutive quarters (“110 EBITDA Level”) and (b) $60,000,000 if Consolidated EBITDA (as demonstrated in the most recent financial information and certificates required to be delivered to the holders of Notes pursuant to Section 7.1) is greater than $125,000,000 for two (2) consecutive quarters (“125 EBITDA Level”); provided further if Consolidated EBITDA drops below (i) the 110 EBITDA Level, the General Debt Basket shall be reduced to the greater of (A) the then outstanding Indebtedness under the General Debt Basket and (B) $40,000,000, or (ii) the 125 EBITDA Level (but is greater than the 110 EBITDA Level), the General Debt Basket shall be reduced to the greater of (A) the then outstanding Indebtedness under the General Debt Basket and (B) $50,000,000.

“German Retirement Deposit Account” means the account of Checkpoint Systems International GmbH with account number 0192024802 held with Commerzbank AG, Heidelberg branch, used to secure certain retirement accounts.

“German Retirement Securities Deposit Account” means the securities deposit account (Wertpapierdepot) of Checkpoint Systems International GmbH with account number 431192024880 held with Commerzbank AG, used to secure certain retirement accounts.

“Governmental Authority” means the government of the United States of America or any State or other political subdivision of either thereof, or any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of payment thereof, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

Schedule B-7

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“Hedging Agreement Provider” has the meaning set forth in the Bank Credit Agreement, as in effect on the date hereof.

“Hedging Agreements” means, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) that would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that so long as such Indebtedness is non-recourse to such Person, only the portion of such obligations which is secured shall constitute Indebtedness hereunder, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases plus any accrued interest thereon, (i) all obligations of such Person under Hedging Agreements to the extent required to be accounted for as a liability under GAAP, excluding any portion thereof which would be accounted for as interest expense under GAAP, (j) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments prior to the date six months after the last maturity date of the Notes outstanding at the time of issuance of such Preferred Equity interest, redemption prior to the date six months after such last maturity date or other acceleration, (l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product plus any accrued interest thereon, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

Schedule B-8

“INHAM Exemption” is defined in Section 6.2(e).

“Insolvency” means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercompany Asset Sale and Investment Basket” means $35,000,000 in the aggregate during any fiscal year and $75,000,000 in the aggregate during the term of this Agreement; provided that intercompany asset sales made during the term of this Agreement relating to the transfer of U.S. knowledge and “know-how” to Foreign Subsidiaries for a total consideration of up to $90,000,000 (the “Specified Asset Disposition”) shall be excluded from the Intercompany Asset Sale and Investment Basket.

“Intercreditor Agreement” is defined in Section 4.1(e)(iii).

“Interest Expense” means, with respect to any Person for any period, the sum of the amount of interest paid or accrued in respect of such period.

“Investments” is defined in Section 10.5.

“Issuance Fee” has the meaning set forth in the Fee Letter.

“Issuance Period” is defined in Section 2.2(b).

Schedule B-9

“Leverage Ratio” means, as of any date of determination, for the Company and is Subsidiaries on a consolidated basis the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, (a) the business, property, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Financing Documents or the rights and remedies of the holders of Notes or the Collateral Agent hereunder or thereunder or (c) the Credit Parties’ ability to pay the Credit Party Obligations.

“Material Contract” means (a) the Bank Credit Documents and (b) any contract or other arrangement, whether written or oral, to which the Company or any of its Subsidiaries is a party as to which contract the breach, nonperformance or cancellation of such contract by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Material Foreign Subsidiaries” means any Foreign Subsidiary of the Company with assets that appear on the consolidated balance sheet of the Company and its Subsidiaries (prepared in accordance with GAAP), less goodwill and other intangibles, equal to or greater than $25,000,000 at any time; provided that Checkpoint Systems Japan Co. Ltd. shall not constitute a Material Foreign Subsidiary.

“Material Subsidiary” means any Subsidiary of the Company whose attributable portion of Consolidated Tangible Assets exceeds ten percent (10%) of Consolidated Tangible Assets, or whose attributable portion of Consolidated EBITDA exceeds ten percent (10%) of Consolidated EBITDA.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any extraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, perchlorate, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s” means Moody’s Investors Services, Inc., or any successor or assignee of the business of such company in the business of rating securities.

Schedule B-10

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) which any Credit Party or any ERISA Affiliate and at least one employer other than the Credit Parties or any ERISA Affiliate are contributing sponsors.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“Notes” is defined in Section 1.2.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” means a certificate of a Responsible Officer.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means any acquisition or any series of related acquisitions by the Company or any of its Subsidiaries of the assets or a majority of the Voting Stock or economic interests of a Person or any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Company and its Subsidiaries pursuant to Section 10.3 hereof, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto, (b) the Company certifies to the holders of Notes that the Company and its Subsidiaries will be in compliance on a Pro Forma Basis with all of the terms and provisions of the financial covenants set forth in Section 9.8, (c) the Target shall have executed a joinder agreement in accordance with the terms of Section 9.7, if required by such section, and the Company and its Subsidiaries (including the Target) shall have complied with Section 9.9, (d) immediately after giving effect to such acquisition the Company and its Subsidiaries shall have at least $50,000,000 (or the Foreign Currency Equivalent thereof) of cash on deposit in readily available funds (without causing any adverse tax consequences) and/or the ability to borrow under the Bank Credit Agreement without violating any covenant contained therein, (e) such acquisition is not a “hostile” acquisition and has been approved by the board of directors and/or shareholders of the Company or the applicable Subsidiary and the Target and (f) immediately after giving effect to such acquisition), shall have the ability (but shall not be required) to borrow at least $20,000,000 (or the Foreign Currency Equivalent thereof) under the Bank Credit Agreement without causing a default or event of default thereunder.

“Permitted Acquisition Certificate” has the meaning given to such term in the Bank Credit Agreement.

Schedule B-11

“Permitted Investments” is defined in Section 10.5.

“Permitted Liens” means:

(a) Liens created by or otherwise existing, under or in connection with this Agreement, the other Financing Documents or the Bank Credit Agreement or other Principal Bank Facility in favor of the Collateral Agent on behalf of the Secured Parties;

(b) Liens in favor of a Hedging Agreement Provider in connection with a  Secured Hedging Agreement; provided that such Liens shall secure the Credit Party Obligations on a pari passu basis;

(c) Liens securing purchase money Indebtedness and Capital Leases, to the extent each is permitted under Section 10.1(d); provided that (i) any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired in such transaction;

(d) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed ninety (90) days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings diligently pursued, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(e) statutory Liens such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings diligently pursued, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(f) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self insurance arrangements;

(g) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning ordinances, easements, covenants and other customary restrictions and defects of title on the use of real property and other title exceptions that do not interfere in any material respect with the business or operations of the Company and its Subsidiaries or materially impair the value of any such real property;

(i) Liens in favor of the Issuing Lender and/or Swingline Lender (each as defined in the Bank Credit Agreement in effect as of the date hereof) to Cash Collateralize (as defined in the Bank Credit Agreement on the date hereof) or otherwise secure the obligations of a Defaulting Lender (as defined in the Bank Credit Agreement in effect as of the date hereof) to fund risk participations hereunder;

Schedule B-12

(j) Liens on the German Retirement Deposit Account and/or the German Retirement Securities Deposit Account;

(k) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(l) other Liens (other than Liens on the Collateral) not otherwise permitted by the foregoing clauses securing Indebtedness permitted under the General Debt Basket provided that the fair market value of the assets of the Company and its Subsidiaries so encumbered shall not exceed the amount of the General Debt Basket.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Company or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” is defined in Section 1.4.

“Principal Bank Facility” means (a) the Bank Credit Agreement, or (b) a principal working capital credit facility for the Company and its Subsidiaries, including, without limitation, any two or more individual facilities forming part of a common or interrelated financing for the Company and its Subsidiaries.

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve-month period, as applicable) ending as of the most recent quarter end for which financial statements are available preceding the date of such transaction.

“Properties” is defined in Section 5.18(a).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” is defined in Section 6.2.

Schedule B-13

“Purchaser” is defined in the addressee line to this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quotation” shall have the meaning provided in paragraph 2.2(d).

“Recovery Event” means the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Regulation T, U or X” means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived pursuant to regulations issued by the PBGC.

“Request for Purchase” is defined in Section 2.2(c).

“Required Holders” means, at any time, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Requirement of Law” means, as to any Person, (a) the articles or certificate of incorporation, by-laws or other organizational or governing documents of such Person, and (b) all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (in each case whether or not having the force of law); in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescheduled Closing Day” is defined in Section 3.3.

Schedule B-14

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of the Company or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation, (e) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness of the Company or any of its Subsidiaries or (f)  the payment by the Company or any of its Subsidiaries of any management, advisory or consulting fee to any Person or of any extraordinary salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such management, advisory fee, consulting fee, extraordinary salary, bonus or other form of compensation is not included in the corporate overhead of the Company or such Subsidiary.

“Restrictive Term” is defined in Section 10.13.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a Person named on the list of Specially Designated Nationals maintained by OFAC.

“Scheduled Funded Debt Payments” means, as of any date of determination for the four consecutive fiscal quarter period ending on such date, the sum of all regularly scheduled payments of principal on Funded Debt of the Company and its Subsidiaries on a consolidated basis for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination) to the extent actually paid in cash.

“Secured Hedging Agreement” means any Hedging Agreement between the Company or a Subsidiary thereof and a Hedging Agreement Provider, as amended, modified, extended, restated, replaced, or supplemented from time to time.

“Secured Parties” means, collectively, each holder of Notes, the Collateral Agent and each holder of the other obligations which are contemplated to be secured as provided in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Schedule B-15

“Security Documents” means the Pledge Agreement and all other agreements, documents and instruments relating to, arising out of, or in any way connected with the Pledge Agreement or granting to the Collateral Agent, for the benefit of the Secured Parties, Liens or security interests to secure, inter alia, the Credit Party Obligations whether now or hereafter executed and/or filed, each as may be amended from time to time in accordance with the terms hereof, executed and delivered in connection with the granting, attachment and perfection of the Collateral Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.2.

“Series A Note” is defined in Section 1.1.

“Series B Note” is defined in Section 1.1.

“Series C Note” is defined in Section 1.1.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.2.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Source” is defined in Section 6.2.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. or any successor or assignee of the business of such company in the business of rating securities.

“Specified Asset Disposition” has the meaning set forth in the definition of “Intercompany Asset Sale and Investment Basket”.

“Structuring Fee” has the meaning set forth in the Fee Letter.

“Subordinated Indebtedness” means any Indebtedness (including, without limitation, any intercompany loans) incurred by the Company or any Subsidiary that is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations on terms acceptable to the Required Holders.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors or other managers of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person directly or indirectly through Subsidiaries.  Unless otherwise identified, “Subsidiary” or “Subsidiaries” means Subsidiaries of the Company.

Schedule B-16

“Subsidiary Guarantor” means (a) each Domestic Subsidiary of the Company as of the 2010 Notes Closing Date and (b) each other Subsidiary of the Company that shall become a Subsidiary Guarantor pursuant to Section 9.7.

“Subsidiary Guaranty Agreement” is defined in Section 1.3.

“Subsidiary Guaranty Joinder Agreement” is defined in Section 9.7(a).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Target” has the meaning set forth in the definition of “Permitted Acquisition”.

“Total Consideration” is defined in Section 7.2(b)(iv).

“2010 Notes” is defined in Section 1.1.

“2010 Notes Closing” is defined in Section 3.1.

“2010 Notes Closing Date” is defined in Section 3.1.

“2010 Purchaser” is defined in the addressee line to this Agreement.

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

Schedule B-17

EXHIBIT 1.1(a)

Form of Series A Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER HEREOF (WHICH MAY BE INSIDE COUNSEL) THAT SUCH NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

CHECKPOINT SYSTEMS, INC.

4.00% Series A Senior Secured Note Due July 22, 2015

No. RA-[_____]	[Date]
$[_______]	PPN: 162825 A#0

FOR VALUE RECEIVED, the undersigned, CHECKPOINT SYSTEMS, INC. (herein called the “Company”), a corporation organized and existing under the laws of Pennsylvania, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 22, 2015, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.00% per annum from the date hereof, payable semiannually, on the 22nd day of July and January in each year, commencing with the July or January next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 6.00% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the place specified in the Note Purchase Agreement referred to below or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreement.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of July 22, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1.1(a)-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHECKPOINT SYSTEMS, INC.

By:
Name:
Title:

Exhibit 1.1(a)-2

EXHIBIT 1.1(b)

Form of Series B Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER HEREOF (WHICH MAY BE INSIDE COUNSEL) THAT SUCH NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

CHECKPOINT SYSTEMS, INC.

4.38% Series B Senior Secured Note Due July 22, 2016

No. RB-[_____]	[Date]
$[_______]	PPN: 162825 B*3

FOR VALUE RECEIVED, the undersigned, CHECKPOINT SYSTEMS, INC. (herein called the “Company”), a corporation organized and existing under the laws of Pennsylvania, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 22, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.38% per annum from the date hereof, payable semiannually, on the 22nd day of July and January in each year, commencing with the July or January next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 6.38% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the place specified in the Note Purchase Agreement referred to below or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreement.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of July 22, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1.1(b)-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHECKPOINT SYSTEMS, INC.

By:
Name:
Title:

Exhibit 1.1(b)-2

EXHIBIT 1.1(c)

Form of Series C Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER HEREOF (WHICH MAY BE INSIDE COUNSEL) THAT SUCH NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

CHECKPOINT SYSTEMS, INC.

4.75% Series C Senior Secured Note Due July 22, 2017

No. RC-[_____]	[Date]
$[_______]	PPN: 162825 B@1

FOR VALUE RECEIVED, the undersigned, CHECKPOINT SYSTEMS, INC. (herein called the “Company”), a corporation organized and existing under the laws of Pennsylvania, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 22, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.75% per annum from the date hereof, payable semiannually, on the 22nd day of July and January in each year, commencing with the July or January next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 6.75% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the place specified in the Note Purchase Agreement referred to below or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreement..

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of July 22, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit 1.1(c)-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHECKPOINT SYSTEMS, INC.

By:
Name:
Title:

Exhibit 1.1(c)-2

EXHIBIT 1.2

Form of Shelf Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH NOTE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER HEREOF (WHICH MAY BE INSIDE COUNSEL) THAT SUCH NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

CHECKPOINT SYSTEMS, INC.

[____]% Series [___] Senior Note Due [__________, ____]

No. R[_]-[__]	[Date]
PPN: [______________]
ORIGINAL PRINCIPAL AMOUNT: $[_________]
ORIGINAL ISSUE DATE: [_________]
INTEREST RATE: [___]%
INTEREST PAYMENT DATES: [_____________]
FINAL MATURITY DATE: [_____________]
PRINCIPAL PREPAYMENT DATES AND AMOUNTS: [____________]

For Value Received, the undersigned, CHECKPOINT SYSTEMS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Pennsylvania, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand).

Exhibit 1.2-1

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the place specified in the Note Purchase Agreement referred to below or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in such Note Purchase Agreement.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Private Shelf Agreement, dated as of July 22, 2010 (as from time to time amended, the “Note Purchase Agreement”), between the Company, Prudential Investment Management, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

CHECKPOINT SYSTEMS, INC.

By:
Name:
Title:

Exhibit 1.2-2

EXHIBIT 2

[FORM OF REQUEST FOR PURCHASE]

[____________________________]

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of July 22, 2010, between Checkpoint Systems, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the 2010 Purchasers and each Prudential Affiliate which becomes party thereto, on the other hand.  Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.2(c) of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Aggregate principal amount of the Shelf Notes covered hereby (the “Notes”) ................... $__________1

2.	Individual specifications of the Notes:

	Principal Amount	Final Maturity Date	Principal Prepayment Dates and Amounts	Interest Payment Period

[____] in arrears

3.	Use of proceeds of the Notes:

4.	Proposed day for the closing of the purchase and sale of the Notes:

5.	The purchase price of the Notes is to be transferred to:

	Name and Address and ABA Routing Number of Bank		Number of Account

6.
The Company certifies that (a) [except as set forth on Exhibit A hereto,] the representations  and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

 1Minimum principal amount of $5,000,000.

Exhibit 2-1

7.	The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

Dated:                                                                           CHECKPOINT SYSTEMS, INC.

By:
Authorized Officer

Exhibit 2-2

EXHIBIT 3

[FORM OF CONFIRMATION OF ACCEPTANCE]

Reference is made to the Note Purchase and Private Shelf Agreement (the “Agreement”), dated as of July 22, 2010 between Checkpoint Systems, Inc. (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“Prudential”), the 2010 Purchasers and each Prudential Affiliate which becomes party thereto, on the other hand.  All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.2(e) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.           Accepted Notes:  Aggregate principal
amount $[____________]

(A)	(a) Name of Purchaser:
(b) Principal amount:
(c) Final maturity date:
(d) Principal prepayment dates and amounts:
(e) Interest rate: [__]%
(f)  Interest payment period:  [_______] in arrears
(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a) Name of Purchaser:
(b) Principal amount:
(c) Final maturity date:
(d) Principal prepayment dates and amounts:
(e) Interest rate: [__]%
(f)  Interest payment period:  [_______] in arrears
(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

[(C), (D)..... same information as above.]

II.           Closing Day:

Exhibit 3-1

CHECKPOINT SYSTEMS, INC.

By:
Name:
Title:
Dated:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Vice President

[ATTACH PURCHASER SCHEDULES]
Exhibit 3-2